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                                                                    Exhibit 10.4

THIS AGREEMENT is made the 19th day of January, 1996.


BETWEEN:-


1) STIRLING COOKE INSURANCE BROKERS LIMITED registered in England No. 1881645 whose registered office is at 65 Leadenhall Street, London, EC3A 2AD ("the Company") and

2)   GEORGE WILLAIM JONES of 29 Western Gardens, London, W5 3RS ("the
     Executive").

WHEREBY IT IS AGREED as follows:-

1)   DEFINITIONS

     In this Agreement:

     "Associated Company"     means a company which is from time to time a
                              subsidiary or a holding company (as those expressions are defined by Section 736 of the Companies Act 1985) of the Company or a subsidiary
                              (other than the Company) of a holding company of the Company;

     "the Board"              means the Board of Directors from time to time of
                              the Company;

     "the Parent Company"     means Stirling Cooke Holdings Limited.

2)   TERM OF APPOINTMENT

     (A) The Executive shall serve the Company as its Financial Director subject to clauses 13 and 14 hereof for the period of three years from 1st January 1996 ("the initial term") and thereafter unless and until his employment shall at any time be terminated in accordance with clauses 13 or 14, or by either party giving to the other not less than 12 months' prior written notice of termination expiring on or after the expiry of the initial term.
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3)   POWERS AND DUTIES

     (A) The Executive shall exercise such powers and perform such duties (not being duties inappropriate to his status) in relation to the business of the Company or any Associated Company as may from time to time be reasonably vested in or assigned to him by the Company or the parent Company. The Executive shall comply with all reasonable directions from, and all regulations of, the Company.

     (A) The Executive shall work such hours as may reasonably be required for the proper performance of his duties whether or not within the normal working hours specified in the Schedule hereto, and shall devote the whole of his time, attention and abilities during those hours to carrying out his duties in a proper, loyal and diligent manner.

     (B) The Executive shall travel to such places (whether in or outside the United Kingdom and in such manner and on such occasions as the Company or the Parent Company may from time to time reasonably require for the proper performance of his duties hereunder.

     (C) The Executive's normal place of work shall be at the Company's head or principal office in London or (either temporarily or permanently) at such other place within the United Kingdom as the Company may from time to time determine.

     (D) The Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive, and the Company may at any time or from time to time in circumstances in which it reasonably believes that the Executive is guilty of misconduct or in breach of this Agreement in order that the circumstances giving rise to that belief may be investigated suspend the Executive from the performance of his duties or exclude him from any premises of the Company subject to the Company giving him its reason in writing for so doing. No such suspension or exclusion shall continue for more than 28 days. Salary will not cease to be payable by reason only of such suspension or exclusion.

     (E) Should the Company suspend or exclude the Executive under clause 3(E) of this Agreement the period of such suspension shall be deducted from the one year periods referred to in clauses 10(A) and 11(B) thereof.

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4)   SALARY

     (A) The Executive shall be paid monthly in arrears for his services during his employment a salary (which shall accrue from day to day at the rate of (Pounds)95,000 per annum or at such higher rate or rates as the Board with the prior approval of the Parent Company may from time to time determine and notify to the Executive in writing.

     (B) The Executive shall also be paid such annual bonuses as the Board with the prior approval of the Parent Company but otherwise in its absolute discretion, may from time to time determine.

     (C) The Company shall review the salary payable under this Agreement in December of each year with a view to increasing it, but shall not be obliged to increase it.

     (D) The Executive shall not be entitled to any other salary or fees as an ordinary or executive director or employee of the Company or of any Associated Company and the Executive hereby waives any entitlement or right which he might otherwise have to any such salary or fees.

5)   CAR

     The Company shall provide for the Executive (subject to his being qualified to drive) a motor car suitable for a person of his status in accordance with Group policy and shall bear or reimburse its running costs in accordance with established Group policy. The Executive shall take good care of the car, procure that the provisions of any policy of insurance are observed and return the car and its keys to the Company's registered office immediately upon the termination of his employment.

6)   OTHER BENEFITS

     (A) The Company shall provide or at its option pay for BUPA or equivalent medical insurance protection for the Executive and his spouse and dependent children in accordance with established company policy.

     (B) The Executive shall when eligible be entitled to become a member of the Company Pension Scheme and if he joins, benefits shall be provided for and in respect of him thereunder in accordance with the trust deed and rules thereof for the time being in force.

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7)   EXPENSES

     The Company shall reimburse to the Executive against production of receipts if requested all reasonable travelling, hotel, entertainment and other out-of-pocket expenses which he may from time to time reasonably and properly incur in the execution of his duties hereunder.

8)   INVENTIONS AND IMPROVEMENTS

     (A)  It shall be part of the normal duties of the Executive at all times:

          (i) to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company, or any Associated Company, with which he is concerned of for which he is responsible might be improved; and

          (ii) promptly to give the Secretary of the Company full details of any invention or improvement which he may from time to time make or discover in the course of his duties; and

          (iii) to further the interests of the Company's undertaking with regard thereto.

          Subject to the Patents Act 1977 (as amended), the Company shall be entitled free of charge to the sole ownership of any such invention or improvement and to the exclusive use thereof.

     (B) The Executive shall not either during his employment or thereafter exploit or assist others to exploit any invention or improvement which he may from time to tee make or discover in the course of this duties or (unless the same shall have become public knowledge) make public or disclose any such invention or improvement or give any information in respect of it except to the Company or as it may direct.

9)   CONFIDENTIALITY

     (A) The Executive shall not, either during the continuance of his employment or at any time after its termination:

          (i) disclose to any person, firm or corporation any trade secret of the Company or any Associated Company or any information concerning the organization, business affairs or finances of the Company or any Associated Company, or any information of which he has knowledge or ought

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               reasonably to have known, to be confidential, concerning
               customers or other persons with which the Company or any Associated Company has dealings, including, but not limited to, any customer lists, price lists, marketing or sales plans or information, designs products or research, which may come to his knowledge during the course of his employment (except where such disclosure is made in the proper performance of the Executive's duties, or is authorized by the Company or is in comPliance with the order of a competent court); or

          (ii) use or attempt to use, for his own purposes or those of any other person, firm or corporation, any such trade secrets or confidential information in any manner which may injure or cause loss either directly or indirectly to the Company or any Associated Company.

     (B) The provisions of clause 9(A) shall continue to apply after the termination of the Executive's employment without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain through no fault of the Executive.

10)  NON-SOLICITATION

     (A) The Executive will not for a period of one year after the termination of his employment with the Company either personally or by an agent directly or indirectly;

          (i) either on his own account or for any other person, firm or company or in association with or in the employment of any other person, firm or company solicit or interfere with or endeavor to entice away from the Company or any Associated Company any person, firm or company who within one year prior to or at the date of such termination was a customer of or in the habit of dealing with the Company or any Associated Company and with whom the Executive had contact in the course of his employment; or

          (ii) either on his own account or for any other person, firm or company solicit or interfere with or endeavor to entice away from the Company or any Associated Company any person who, at the date of such termination, was employed in an executive, managerial, technical or sales capacity, or any person who was a director or consultant of the Company or any Associated Company at the date of such termination.

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(B)  The Executive will not at any time after the termination of his employment with the Company either personally or by an agent directly or indirectly represent himself as being in any way currently connected with or interested in the business of the Company or any Associated Company.

11)  NON-COMPETITION

     (A) During his employment the Executive shall not (unless otherwise agreed in writing by the Company) undertake any other business or profession or be or become an employee or agent of any other company, firm or person or assist or have any financial interest in any other business or profession or accept a directorship of any company other than the Company. The Executive may, however, hold or acquire by way of bona fide investment -only shares or other securities of any company or companies which are listed or dealt in on any recognized Stock Exchange or eligible shares in qualifying companies as those expressions are defined in section 289 and section 293 respectively of the Income and Corporation Taxes Act 1988 (Business Expansion Schemes) unless the Company shall require him not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with the business of the Company or any Associated Company.

     (B) The Executive will not for a period of one year after the termination of his employment with the Company either personally or by an agent directly or indirectly either on his own account or for any other person, firm or company be engaged in or concerned directly or indirectly in any executive managerial, technical or advisory capacity in any business concern (of whatever kind) which is in competition with the business of the Company or any Associated Company. This clause will not restrain the Executive from being engaged or concerned in any business concern in so far as the Executive's duties, work, activities or services shall consist solely of:-

          (i) duties or work performed or activities carried on or services provided by him in any geographical area outside a radius of one quarter of one mile from any location which has been the Executive's place of work at any time during his employment with the Company. The limitation contained in this sub-clause 11B(i) shall not apply to the new Lloyd's Building (1986) in the City of London.

          (ii) duties, work, activities or services of a kind with which the Executive was not concerned or involved

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               in to a material extent during his employment with the Company of any Associated Company.

12)  RETURN OF PAPERS ETC.

     The Executive shall promptly whenever requested by the Company and in any event upon the termination of his employment deliver up to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him or have come into his possession, or under his custody or control in the course of his employment, and the Executive shall not be entitled to and shall not retain any copies thereof. Title and copyright therein shall vest in the Company.

13)  DIRECTORSHIP

     The removal of the Executive from the office of Director of the Company or the failure of the Company in general meeting to re-elect the Executive as a Director of the Company if under the Articles of Association for the time being of the Company he shall be obliged to retire by rotation or otherwise shall terminate his employment under this Agreement. Such termination shall be taken to be a breach by the Company of this Agreement unless at the time of removal or failure to re-elect the Company was entitled to terminate the Executive's employment in accordance with clause 14. The Executive shall not during his employment resign his office as a Director of the Company, or any Associated Company or do anything which could cause him to be disqualified from continuing to act as such a Director.

14)  TERMINATION OF EMPLOYMENT

     If the Executive:

       (i) shall be or become incapacitated from any cause whatsoever from efficiently performing his duties hereunder for four consecutive months or for ninety working days in aggregate in any period of twelve consecutive months; or

      (ii) shall be or become of unsound mind or be or become a patient for any purpose of any statute (or any part thereof) relating to mental health; or

     (iii) shall have an order under section 254 of the Insolvency Act 1986 made in respect of him or if an interim receiver of his property is appointed under section 286 of that Act; or

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          (iv)  shall be or become prohibited by law from being a director; or

          (v) shall be guilty of gross misconduct or shall commit any serious or persistent breach of any of his obligations to the Company or any Associated Company (whether under this Agreement or otherwise); or

          (vi) shall refuse or neglect to comply with any reasonable and lawful orders given to him by the Company; or

          (vii) shall fail, in the reasonable opinion of the Board, to perform his duties competently (after having received prior written warning of the shortcomings of his performance) then the Company shall be entitled by notice in writing to the Executive to terminate forthwith his employment under this agreement.

                Any delay of forbearance by the Company is exercising any right of termination shall not constitute a waiver of it.

15)  MISCELLANEOUS
     -------------

     (A) Notwithstanding the termination of this Agreement, the provisions of this Agreement shall remain in force and effect insofar as may be necessary to permit the obligations of the Executive hereunder which are of a continuing nature to be enforced against him accordingly.

     (B) Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in force and effect.

16)  NOTICES
     -------

     Any notice may be given personally to the Executive or to the Secretary of the Company (as the case may be) or may be posted to the Company (for the attention of the Secretary) at its registered office for the time being or to the Executive either at his address given above or at his last known address. Any such notice sent by post shall be deemed served forty eight hours after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post.

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17)  SCHEDULE
     --------

     The provisions set out in the Schedule hereto as from time to time altered, added to or abrogated shall apply as if incorporated in this Agreement.
     The Company may from time to tee notify the Executive in writing that it proposes to alter, add to or abrogate any provisions of the Schedule giving details of the same. Unless the Executive shall within fourteen days of such notice notify the Company in writing that he objects to the same, such alteration, addition or abrogation shall be deemed to be agreed and shall take effect accordingly.

18)  OTHER AGREEMENTS
     ----------------

     The Executive acknowledges and warrants that save for a shareholders' agreement ("the Shareholders' Agreement") made between the Management Shareholders (as defined in the Shareholders' Agreement), the investors (as defined in the Shareholders' Agreement) and Stirling Cooke Brown Holdings Limited of the date hereof, there are not agreements or arrangements whether written, oral or implied between the Company and any Associated Company and the Executive relating to the employment of the Executive other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

19)  RESTRICTIVE TRADE PRACTICES ACT 1996
     ------------------------------------

     The parties agree that no provision of this Agreement (or any other agreement which, together with this Agreement may form part of an arrangement for the purposes of the Restrictive Trade Practices Act 1976 (the "RTPA"), by virtue of which this Agreement is subject to registration under the RTPA, shall take effect until the day after particulars of the arrangements have been furnished to the Director General of Fair Trading by the Company in accordance with the requirements of the RTPA.

20)  GOVERNING LAW
     -------------

     This Agreement shall be governed by and construed under English Law and each of the parties hereby irrevocably agrees for their mutual benefit that the Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

IN WITNESS whereof this Agreement has been signed by or on behalf of the Parties hereto the day and year first before written.

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                                   SCHEDULE
                                   --------

The following information is supplied pursuant to the Employment Protection (Consolidation) Act 1978 (as amended):

(a) Disciplinary Rules. There is no formal Disciplinary Procedure applicable to this employment.

     The Executive shall be expected to exhibit a high standard of propriety in all his dealings with and in the name of the Company and the Parent Company and Associated Companies.

(b) Grievance Procedure. There is no formal grievance procedure applicable to this employment. The Executive should in the first instance apply to the Board in the event of his having any grievance relating to his employment. If the Executive remains dissatisfied he should then apply in writing to the Managing Direct of the Parent Company whose decision shall be final and bearing.

(c) No Contracting Out Certificate is in force in connection with this employment.

(d) Normal working hours are 9.00 am to 5.30 pm Monday to Friday inclusive with an appropriate lunch break.

(e) The Executive will be required to work outside or beyond normal working hours or at weekends or on holidays as may be necessary for the proper performance of his duties, and no extra payment will be made for such work.

(f) In addition to bank and other public holidays the Executive will be entitled to 25 days' holiday in every calendar year to be taken at such time or times as may be approved by the Board. If the Executive has less than 12 months' service during the calendar year, his holiday entitlement is to be calculated on a pro-rata basis. Unless and until his employment under this Agreement shall be determined under any provision thereof salary will continue to be payable during holidays. Holidays not taken in any calendar year or by the determination of his employment under this Agreement will be lost. Upon determination of his employment other than pursuant to clauses 14 (iii) and (vii) hereof, the Executive will be entitled to pay in lieu of holiday accrued but not taken. If, upon the termination of his employment with the Company, the Executive has taken more days holiday than he is entitled to, the Company shall be entitled to make an appropriate deduction from any final payment of salary.

(g) Subject to production, if requested, of medical certificates satisfactory to the Company, remuneration will not cease to be payable by reason only of the Executive's incapacity for work due to sickness or accident (unless and until his employment under this Agreement shall be determined under any provision thereof) but any such remuneration shall include any sums the Company is obliged to pay to the Executive pursuant to the Social Security Acts 1992 (Statutory Sick Pay) and the Company may reduce remuneration during incapacity by an amount equal to any State benefit (excluding any lump sum benefit) which the Executive would be entitled to claim during such incapacity under the then current Social Security Acts (whether or not such benefit is claimed by the Executive).

(h) Continuous Employment. No employment with any previous employer other than an existing Group employer counts as part of the Executive's continuous period of employment.



SIGNED by                      }
on behalf of the Company       }      /S/
in the presence of:            }      ------------------------------



SIGNED by the Executive        }
in the presence of:            }      /S/
                                      ------------------------------

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